FORM OF
DISTRIBUTION AGREEMENT
MEEHAN MUTUAL FUNDS, INC.

THIS DISTRIBUTION AGREEMENT (the "Agreement") is made as of the ______ day of July, 2009 by and among Meehan Mutual Funds, Inc. (the "Company"), a Maryland corporation, Edgemoor Investment Advisors,  Inc. (the  "Advisor"), a Maryland corporation, and Integrity Funds Distributor, Inc, (the "Distributor"), a North Dakota corporation.

      WHEREAS, the Company is registered as an open-end management investment company under the Investment  Company Act of 1940, as amended (the "1940 Act") and has registered its shares of  common stock (the "Shares") under the Securities Act of 1933, as amended (the "1933 Act") in one or more distinct series of Shares (the "Portfolio" or "Portfolios");

      WHEREAS, the Advisor has been appointed advisor to the Company;

      WHEREAS, the Company and the Advisor have entered into an "Operating Services Agreement" authorizing the Advisor to provide certain distribution services to the Company, and which further authorizes the Advisor to enter into this Agreement on behalf of the Company;

      WHEREAS, the Distributor is a broker-dealer registered with the U.S. Securities and Exchange Commission (the "SEC") and a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD");

      WHEREAS, the Company has adopted a plan of distribution (the "Distribution Plan") pursuant to Rule 12b-1 under the 1940 Act relating to the payment by the Company of distribution expenses; and

      WHEREAS, the Company, the Advisor and the Distributor desire to enter into this Agreement pursuant to which the Distributor will provide distribution services to the Portfolios of the Company identified on Schedule A, as may be amended from time to time, on the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement, the Company, the Advisor and the Distributor, intending to be legally bound hereby, agree as follows:

      1. APPOINTMENT OF DISTRIBUTOR. The Company hereby appoints the Distributor as its exclusive agent to be the principal underwriter to promote the Company, solicit orders for the purchase of the Shares and accept orders for the purchase and redemption of Shares on behalf of the Company, subject to the terms and for the period set forth in this Agreement.  The Distributor hereby accepts such appointment and agrees to act hereunder.

      2. COMPANY DOCUMENTS. The Company has provided the Distributor with properly certified or authenticated copies of the following Company related documents in effect on the date hereof: the Company's organizational documents, including Articles of Incorporation and by-laws; the Company's Registration Statement on Form N-1A, including all exhibits thereto; the Company's most current Prospectus and Statement of Additional Information; and resolutions of the Company's Board of Directors authorizing the appointment of the Distributor and approving this Agreement. The Company shall promptly provide to the Distributor copies, properly certified or authenticated, of all amendments or supplements to the foregoing. The Company shall provide to the Distributor copies of all other information which the Distributor may reasonably request for use in connection with the distribution of Shares, including, but not limited to, a certified copy of all financial statements prepared for the Company by its independent public accountants. The Company shall also supply the Distributor with such number of copies of the current Prospectus, Statement of Additional Information and shareholder reports as the Distributor shall reasonably request.

      3. DISTRIBUTION SERVICES.  Distribution Services shall be allocated as follows:

      a. The Distributor agrees to sell the Shares on a best efforts basis from time to time during the term of this Agreement as agent for the Company and upon the terms described in the Registration Statement.  As used in this Agreement, the term "Registration Statement" shall mean the currently effective registration statement of the Company, and any supplements thereto, under the 1933 Act and the 1940 Act.

      b. Upon the date of this Agreement, the Distributor will hold itself available to receive purchase orders satisfactory to the Distributor for Shares and will accept such orders on behalf of the Company.  Purchase orders shall be deemed effective at the time and in the manner set forth in the Registration Statement.

      c. The offering price of the Shares shall be the net asset value per share as next determined by the Company in the manner provided in the then current Prospectus and Statement of Additional Information.  The net asset value of the Shares shall be calculated by the Company or by another entity on behalf of the Company. The Distributor shall have no duty to inquire into or liability for the accuracy of the net asset value per Share as calculated.

      d. The Distributor shall also have the right to take, as agent for the Company, all actions that, in the Distributor's judgment, are necessary to effect the distribution of Shares.

      e. Nothing in this Agreement shall prevent the Distributor or any "affiliated person" from buying, selling or trading any securities for its or their own account or for the accounts of others for whom it or they may be acting; provided, however, that the

Distributor expressly agrees that it shall not for its own account purchase any Shares of the Company except for investment purposes and that it shall not for its own account sell any such Shares except for  redemption of such Shares by the Company, and that it shall not undertake activities which, in its judgment, would adversely affect the performance of its obligations to the Company under this Agreement.

      f. The Distributor agrees to act as agent for the Company to receive and transmit promptly to the fund's transfer agent shareholder requests for redemption of Shares.

      4. DISTRIBUTION SUPPORT SERVICES.  In addition to facilitating the sale and repurchase of Shares as agent for the company, the Distributor shall perform distribution support services to include: review of sales and marketing literature and submission to the NASD; NASD recordkeeping; assisting Advisor in preparation of quarterly reports to the Company's Board of Directors relating to distribution activities and any other services agreed to by Distributor, Advisor and the Company.  Such distribution support services may also include: fulfillment services and licensing Advisor or Company personnel as registered representatives of the Distributor and related supervisory activities.

      5. REASONABLE EFFORTS. The Distributor shall use all reasonable efforts in connection with the distribution of Shares.  The Distributor shall have no obligation to sell any specific number of Shares and shall only sell Shares against orders received therefor.  The Company shall retain the right to refuse at any time to sell any of its Shares for any reason deemed adequate by it.

      6. COMPLIANCE. In furtherance of the distribution services being provided hereunder, the Distributor and the Company agree as follows:

            a. The Distributor shall comply with the Conduct Rules of the NASD and the securities laws of any jurisdiction in which it sells, directly or indirectly, Shares.

            b. The Distributor shall require each dealer with whom the Distributor has a selling agreement to conform to the applicable provisions of the Company's most current Prospectus and Statement of Additional  Information, with respect to the public offering price of the Shares.

            c. The Company agrees to furnish to the Distributor sufficient copies of any agreements, plans, communications with the public or other materials it intends to use in connection with any sales of Shares in a timely manner in order to allow the Distributor to review, approve and file such materials with the appropriate regulatory authorities and obtain clearance for use.  The Company agrees not to use any such materials until so filed and cleared for use by appropriate authorities and the Distributor.

            d. The Distributor shall qualify as a broker or dealer, or otherwise, under all applicable Federal or state laws required to permit the sale of Shares in such states as shall be mutually agreed upon by the parties. However, the Distributor shall have no obligation to register as a broker or dealer under the Blue Sky Laws of any jurisdiction if it determines that registering or maintaining registration in such jurisdiction would be uneconomical.

            e. The Distributor shall not, in connection with any sale or solicitation of a sale of the Shares, make or authorize any representative, service organization, broker or dealer to make any representations concerning the Shares except those contained in the Company's most current Prospectus covering the Shares and in communications with the public or sales materials approved by the Company as information supplemental to such Prospectus.

      7. EXPENSES. Expenses shall be allocated as follows:

            a. The Company shall bear the following expenses: preparation, setting in type, and printing of sufficient copies of the Prospectus and Statement of Additional Information for distribution to existing shareholders; preparation and printing of reports and other communications to existing shareholders; distribution of copies of the Prospectus, Statement of Additional Information and all other communications to existing shareholders; registration of the Shares under the Federal securities laws; qualification of the Shares for sale in the jurisdictions mutually agreed upon by the Company and the Distributor; transfer agent/shareholder servicing agent services; supplying information, prices and other data to be furnished by the Company under this Agreement; and any original issue taxes or transfer taxes applicable to the sale or delivery of the Shares or certificates therefor.

            b. The Advisor shall pay all other expenses incident to the sale and distribution of the  Shares sold hereunder, including, without limitation: printing and distributing copies of the Prospectus, Statement of Additional Information and reports prepared for use in connection with the offering of Shares for sale to the public; advertising in connection with such offering, including public relations services, sales presentations, media charges, preparation, printing and mailing of advertising and sales literature; data processing necessary to support a distribution effort; distribution and shareholder servicing activities of broker-dealers and other financial institutions; filing fees required by regulatory authorities for sales literature and advertising materials; any additional out-of-pocket expenses incurred in connection with the foregoing and any other costs of distribution.

      8. COMPENSATION. For the distribution and distribution support services provided by the Distributor pursuant to the terms of the Agreement, the Advisor shall pay to the Distributor the  compensation  set forth in Schedule A attached hereto, which schedule may be amended from time to time. The Advisor shall pay the Distributor's monthly invoices for distribution fees and out-of-pocket expenses within five days of the respective month-end.  If this Agreement becomes effective subsequent to the first day of the month or terminates before the last day of the month, the Company shall pay to the Distributor a distribution fee that is prorated for that part of the month in which this Agreement is in effect.  All rights of compensation and reimbursement under this Agreement for services performed by the Distributor as of the termination date shall survive the termination of this Agreement.

      9. USE OF DISTRIBUTOR'S NAME. The Company shall not use the name of the Distributor or any of its affiliates in the Prospectus,  Statement of Additional Information,  sales  literature or other  material  relating to the Company in a manner not  approved  prior  thereto in  writing by the  Distributor;  provided, however,  that the Distributor shall approve all uses of its and its affiliates' names that merely  refer in  accurate  terms to their  appointments  or that are required by the  Securities  and  Exchange  Commission  (the "SEC") or any state securities  commission;  and  further  provided,  that in no  event  shall  such approval be unreasonably withheld.

      10. USE OF COMPANY'S NAME.  Neither  the  Distributor  nor  any of its affiliates shall use the name of the Company or material relating to the Company on any forms  (including any checks,  bank drafts or bank  statements) for other than  internal  use in a manner  not  approved  prior  thereto  by the  Company; provided,  however,  that the  Company  shall  approve all uses of its name that merely refer in accurate terms to the appointment of the  Distributor  hereunder or that are required by the SEC or any state securities commission;  and further provided, that in no event shall such approval be unreasonably withheld.

      11. LIABILITY OF DISTRIBUTOR.  The duties of the Distributor shall be limited to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Distributor hereunder.  The Distributor shall not be  liable  for any  error of  judgment  or  mistake  of law or for any loss suffered by the Company in connection  with the matters to which this  Agreement relates, except to the extent of a loss resulting from willful misfeasance,  bad faith or gross negligence, its failure to comply with its obligations and duties under this  Agreement,  or its violation of any  applicable law or regulation or any rule of a  self-regulatory  organization.  As used in this Section 11 and in Section 12 (except the second paragraph of Section 12), the term “Distributor" shall include   directors,   officers,   employees and other agents of the Distributor.

      12. INDEMNIFICATION OF DISTRIBUTOR. The Company shall indemnify and hold harmless  the  Distributor  against any and all  liabilities,  losses,  damages, claims and expenses (including,  without limitation,  reasonable attorneys' fees and  disbursements  and  investigation  expenses  incident  thereto)  which  the Distributor  may incur or be required to pay hereafter,  in connection  with any action, suit or other proceeding, whether civil or criminal, before any court or administrative  or legislative body, in which the Distributor may be involved as a party or otherwise or with which the Distributor may be threatened,  by reason of the offer or sale of the Company  shares prior to the effective  date of this Agreement.

      Any director,  officer, employee,  shareholder or agent of the Distributor who may be or become an officer,  Director,  employee  or agent of the  Company, shall be  deemed,  when  rendering  services  to the  Company  or  acting on any business of the Company (other than services or business in connection  with the Distributor's  duties  hereunder),  to be rendering  such  services to or acting solely for the Company and not as a director, officer, employee,  shareholder or agent,  or one under the control or  direction of the  Distributor,  even though receiving a salary from the Distributor.

      The company  agrees to indemnify  and hold harmless the  Distributor,  and each person,  who controls the  Distributor  within the meaning of Section 15 of the 1933 Act, or Section 20 of the  Securities  Exchange Act of 1934, as amended ("1934  Act"),  against any and all  liabilities,  losses,  damages,  claims and expenses, joint or several (including, without limitation, reasonable attorneys' fees and  disbursements  and  investigation  expenses incident thereto) to which they, or any of them,  may become  subject under the 1933 Act, the 1934 Act, the 1940 Act or other  Federal  or  state  laws or  regulations,  at  common  law or otherwise, insofar as such liabilities, losses, damages, claims and expenses (or actions,  suits or proceedings in respect thereof) arise out of or relate to any untrue  statement or alleged untrue  statement of a material fact contained in a Prospectus,  Statement of  Additional  Information,  supplement  thereto,  sales literature or other written information prepared by the Fund and provided by the Fund to the Distributor for the Distributor's use hereunder,  or arise out of or relate to any  omission  or alleged  omission to state  therein a material  fact required to be stated  therein or necessary to make the  statements  therein not misleading.  The Distributor (or any person  controlling the Distributor)  shall not be entitled to indemnity  hereunder for any  liabilities,  losses,  damages, claims or  expenses  (or  actions,  suits or  proceedings  in  respect  thereof) resulting from (i) an untrue  statement or omission or alleged untrue  statement or omission  made in the  Prospectus,  Statement of Additional  Information,  or supplement,  sales or other literature,  in reliance upon and in conformity with information furnished in writing to the Fund by the Distributor specifically for use therein or (ii) the Distributor's own willful misfeasance,  bad faith, gross negligence  or  reckless   disregard  of  its  duties  and  obligations  in  the performance of this Agreement.

      The  Distributor  agrees to indemnify and hold harmless the Fund, and each person who  controls  the Fund within the meaning of Section 15 of the 1933 Act, or Section 20 of the 1934 Act, against any and all liabilities, losses, damages, claims and expenses, joint or several (including,  without limitation reasonable attorneys' fees and disbursements  and investigation  expenses incident thereto) to which they, or any of them,  may become  subject under the 1933 Act, the 1934 Act, the 1940 Act or other  Federal or state laws,  at common law or  otherwise, insofar as such liabilities, losses, damages, claims or expenses arise out of or relate to any untrue  statement or alleged  untrue  statement of a material fact contained  in the  Prospectus  or  Statement of  Additional  Information  or any supplement  thereto,  or arise  out of or  relate  to any  omission  or  alleged omission  to state  therein a material  fact  required  to be stated  therein or necessary  to  make  the  statements  therein  not  misleading,  if  based  upon information  furnished  to the  Fund  by the  Distributor  specifically  for use therein.

      A party seeking  indemnification  hereunder (the "Indemnitee")  shall give prompt  written  notice  to  the  party  from  whom  indemnification  is  sought ("Indemnitor")  of a written  assertion  or claim of any  threatened  or pending legal proceeding which may be subject to indemnity under this Section; provided, however,  that failure to notify the  Indemnitor  of such  written  assertion or claim  shall not relieve  the  Indemnitor  of any liability  arising  from this Section.  The  Indemnitor  shall be  entitled,  if it so  elects,  to assume the defense of any suit  brought to enforce a claim  subject to this  Indemnity  and such  defense  shall be  conducted  by  counsel  chosen  by the  Indemnitor  and satisfactory  to the  Indemnitee;  provided,  however,  that  if the  defendants include both the Indemnitee and the  Indemnitor,  and the Indemnitee  shall have reasonably  concluded that there may be one or more legal defenses  available to it which are different  from or additional to those  available to the Indemnitor ("conflict of interest"),  the  Indemnitor  shall not have the right to elect to defend such claim on behalf of the Indemnitee, and the Indemnitee shall have the right  to  select  separate  counsel  to  defend  such  claim on  behalf  of the Indemnitee. In the event that the Indemnitor elects to assume the defense of any suit pursuant to the preceding sentence and retains counsel  satisfactory to the Indemnitee,  the  Indemnitee  shall  bear the fees and  expenses  of  additional counsel retained by it, except for reasonable investigation costs which shall be borne by the  Indemnitor.  If the  Indemnitor  (i) does not elect to assume  the defense of a claim,  (ii)  elects to assume the  defense of a claim but  chooses counsel  that is not  satisfactory  to the  Indemnitee  or (iii) has no right to assume the defense of a claim because of a conflict of interest,  the Indemnitor shall advance or reimburse the  Indemnitee,  at the election of the  Indemnitee, reasonable  fees  and  disbursements  of any  counsel  retained  by  Indemnitee, including reasonable investigation costs.

      13. DUAL EMPLOYEES.  The Advisor agrees that only its employees who are registered representatives of the Distributor ("dual employees") shall offer or sell Shares of the Portfolios and further agrees that the activities of any such employees as registered representatives of the Distributor shall be limited to offering and selling Shares in states where the Distributor is registered or exempt from registration.  The Advisor shall maintain  errors and omissions and fidelity  bond  insurance  policies  providing   reasonable   coverage  for  its employee's  activities  and  shall  provide  copies  of  such  policies  to  the Distributor.  The Advisor  shall  indemnify  and hold  harmless the  Distributor against any and all liabilities, losses, damages, claims and expenses (including reasonable  attorneys' fees and disbursements  and investigation  costs incident thereto)  arising  from or related to the  Advisor's  employees'  activities  as registered  representatives of the Distributor,  including,  without limitation, any and all such liabilities,  losses, damages, claims and expenses arising from or related to the breach by such dual  employees of any rules or  regulations of the NASD or SEC.

      14. FORCE MAJEURE. The Distributor shall not be liable for any delays or errors  occurring by reason of  circumstances  not  reasonably  foreseeable  and beyond its control,  including,  but not  limited,  to acts of civil or military  authority,  national emergencies, work stoppages, fire, flood, catastrophe, acts of God, insurrection,  war, riot or failure of communication or power supply. In the event of equipment breakdowns which are beyond the reasonable control of the Distributor and not primarily  attributable to the failure of the Distributor to reasonably  maintain  or provide  for the  maintenance  of such  equipment,  the Distributor  shall, at no additional  expense to the Fund, take reasonable steps in good faith to minimize  service  interruptions,  but shall have no  liability with respect thereto.

      15. SCOPE OF DUTIES.  The  Distributor  and the Fund  shall  regularly consult  with  each  other  regarding  the  Distributor's   performance  of  its obligations and its compensation under the foregoing  provisions.  In connection therewith,  the Fund shall submit to the  Distributor  at a  reasonable  time in advance  of  filing  with  the  SEC  copies  of  any  amended  or   supplemented registration  Statement of the Fund (including  exhibits) under the 1940 Act and the 1933 Act, and at a reasonable  time in advance of their proposed use, copies of any amended or  supplemented  forms relating to any plan,  program or service offered by the Fund.  Any change in such materials that would require any change in the Distributor's obligations under the foregoing provisions shall be subject to the Distributor’s approval.  In the event that a change in such documents or in the  procedures  contained  therein  increases  the  cost  or  burden  to the Distributor of performing its obligations  hereunder,  the Distributor  shall be entitled to receive reasonable compensation therefore.

      16. DURATION. This Agreement shall become effective as of the date first above  written,  and  shall  continue  in force from that date through November 30, 2009, and thereafter from year to year, provided continuance is approved at least annually by either (i) the vote of a majority  of the  Directors  of the Fund,  or by the vote of a majority of the  outstanding  voting  securities of the Fund, and (ii) the vote of a majority  of those  Directors  of the Fund who are not  interested persons of the Fund,  and who are not parties to this  Agreement  or  interested persons of any such party, cast in person at a meeting called for the purpose of voting on the approval.

      17. TERMINATION.  This Agreement shall terminate as follows:

            a. This Agreement shall terminate automatically in the event of its assignment.

            b. This Agreement shall terminate upon the failure to approve the continuance of the Agreement after the initial five (5) month term as set forth in Section 16 above.

            c. This Agreement shall terminate at any time upon a vote of the majority of the Directors who are not interested persons of the Fund or by a vote of the majority of the outstanding voting securities of the Fund, upon not less than 60 days prior written notice to the Distributor.

            d. The Distributor may terminate this Agreement upon not less than 60 days prior written notice to the Fund.

      Upon the  termination  of this  Agreement,  the  Advisor  shall pay to the Distributor such compensation and  out-of-pocket  expenses as may be payable for the period prior to the effective  date of such  termination.  In the event that the  Fund  designates  a  successor  to  any of  the  Distributor's  obligations hereunder, the Distributor shall, at the expense of the Advisor and direction of the Fund, transfer to such successor all relevant books,  records and other data established  or  maintained  by  the  Distributor   pursuant  to  the  foregoing provisions.

      Sections 7, 8, 9, 10, 11, 12, 13, 14, 15, 17, 21, 22, 24, 25 and 26 shall survive any termination of this Agreement.

      18. AMENDMENT. The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by the Distributor and the Fund and shall not become effective unless its terms have been approved by the majority of the Directors of the Fund or by a "vote of majority of the outstanding voting securities" of the Fund and by a majority of those Directors who are not "interested persons" of the Fund or any party to this Agreement.

      19. NON-EXCLUSIVE SERVICES. The services of the Distributor rendered to the Fund are not exclusive.  The Distributor may render such services to any other investment company.

      20. DEFINITIONS.  As  used in  this  Agreement,  the  terms  "vote  of a majority  of  the  outstanding  voting  securities,"  "assignment,"  "interested person" and "affiliated  person" shall have the respective meanings specified in the 1940 Act and the rules  enacted  thereunder  as now in  effect or  hereafter amended.

      21. CONFIDENTIALITY.  The Distributor shall treat confidentially and as proprietary  information of the Fund all records and other information  relating to the Fund and prior, present or potential  shareholders and shall not use such records  and  information  for  any  purpose  other  than   performance  of  its responsibilities   and  duties   hereunder,   except  as  may  be   required  by administrative or judicial tribunals or as requested by the Fund.

      22. NOTICE. Any notices and other  communications  required or permitted hereunder  shall be in writing and shall be effective  upon  delivery by hand or upon receipt if sent by certified or registered mail (postage prepaid and return receipt  requested)  or by a nationally  recognized  overnight  courier  service (appropriately  marked for overnight  delivery) or upon  transmission if sent by telex or facsimile  (with  request for  immediate  confirmation  of receipt in a manner  customary for  communications  of such respective type and with physical delivery of the communication  being made by one or the other means specified in this  Section  22 as  promptly  as  practicable  thereafter).  Notices shall be addressed as follows:

(a)	if to the Fund:
Meehan Mutual Funds, Inc.
7250 Woodmont Avenue, Suite 315
Bethesda, MD 20814
Attn: Thomas P. Meehan, President

(b)	if to the Advisor:

Edgemoor Investment Advisors, Inc.
7250 Woodmont Avenue, Suite 315
Bethesda, MD 20814
Attn: Thomas P. Meehan, President

(c)	if to the Distributor:

Integrity Funds Distributor, Inc.
1 North Main
Minot, ND 58703
Attn: Laura Anderson, President

or to such other respective addresses as the parties shall designate by like notice, provided that notice of a change of address shall be effective only upon receipt thereof.

      23.   SEVERABILITY.  If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

      24.   GOVERNING LAW. This Agreement shall be administered, construed and enforced in accordance with the laws of the State of North Dakota to the extent that such laws are not preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time.

      25.   ENTIRE AGREEMENT.  This Agreement  (including the Exhibit  attached hereto)  contains the entire  agreement  and  understanding  of the parties with respect to the subject  matter hereof and  supersedes  all prior written or oral agreements and understandings with respect thereto.

      26.   MISCELLANEOUS.  Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the  provisions  hereof or otherwise affect their  construction.  This Agreement may be executed in two counterparts, each of which taken together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                              Meehan Mutual Funds, Inc.

                              By:
                                    ------------------------------------------
                                    Thomas P. Meehan, President

                              Edgemoor Investment Advisors, Inc.

                              By:
                                    ------------------------------------------
                                    Thomas P. Meehan, President

                              Viking Fund Distributors, LLC

                              By:
                                    ------------------------------------------
                                    Laura K. Anderson, President

SCHEDULE A

                                 Meehan Mutual Funds, Inc.

                                 Portfolio and Fee Schedule

Portfolios covered by Distribution Agreement:

      Meehan Focus Fund

Fees for distribution and distribution support services on behalf of the Portfolios:

      $5,830 Annual Fee until November 30, 2009
      $6,180 Annual Fee effective December 1, 2009

Plus out- of- pocket expenses to include, BUT NOT LIMITED TO: travel, printing, postage, telephone, registration fees for Advisor/ Fund personnel, broker/dealer and Principal registration fees specific to Distributor, and other standard miscellaneous items.